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                                                                   EXHIBIT 10.5

                              XCYTE THERAPIES, INC.

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


        This Amended and Restated Investor Rights Agreement (the "Agreement") is effective as of May 25, 2000, by and among Xcyte Therapies, Inc., a Delaware corporation (the "Company"), the investors listed on Schedule A attached hereto (the "Investors"), Phoenix Leasing Incorporated and Robert Kingsbook.

                                    RECITALS

        A. The Company sold and issued to certain Investors (the "Series A Holders") 6,334,212 shares of the Series A Preferred Stock of the Company on August 28, 1996.

        B. In connection with the Company's merger with CellGenEx, Inc., dated August 27, 1997, the Company issued 526,300 shares of Series A Preferred Stock to holders of CellGenEx Preferred Stock.

        C. The Company sold and issued to certain Investors (the "Series B Holders") 3,903,080 shares of the Series B Preferred Stock of the Company.

        D. The Company sold and issued to certain Investors (the "Series C Holders") 7,185,630 shares of the Series C Preferred Stock of the Company.

        E. Pursuant to that certain Restated Investor Rights Agreement, dated as of July 21, 1998, (the "Prior Rights Agreement") the Company granted to such Series A Holders, Series B Holders and Series C Holders certain rights and the Series A Holders, Series B Holders and Series C Holders entered into certain covenants between themselves.

        F. Pursuant to that certain Series D Preferred Stock Purchase Agreement of even date herewith (the "Series D Agreement"), the Company has agreed to sell to certain Investors (the "Series D Holders") a total of up to 7,194,245 shares of the Series D Preferred Stock of the Company and, as an inducement for the Series D Holders to purchase such shares, the Company, the Series A Holders, the Series B Holders and the Series C Holders have agreed to enter into this Agreement to supersede, amend and restate the rights granted to and covenants agreed by the Series A Holders, Series B Holders and Series C Holders in the Prior Rights Agreement. All shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are referred to herein as the "Preferred Shares."

        All terms not otherwise defined herein shall have the same meaning as set forth in the Series D Agreement.

        NOW THEREFORE, the parties hereby agree as follows:



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        1. Registration Rights.

               1.1 Definitions. For purposes of this Section 1:

                        (a) The term "Act" shall mean the Securities Act of 1933, as amended.

                        (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC;

                        (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof;

                        (d) The term "Qualified Public Offering" shall mean an underwritten public offering of shares of the Company's Common Stock at a public offering price per share of not less than $4.00 (as adjusted for stock splits, combinations or consolidations) with gross proceeds to the Company of not less than $20,000,000 at the public offering price;

                        (e) The term "register", "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

                        (f) The term "registration expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 1.2, 1.3 and 1.11 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursement of one counsel to the Holders, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                        (g) The term "Registrable Securities" means (1) the Common Stock issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or any Common Stock issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock issuable upon the exercise of outstanding warrants to purchase such shares of Preferred Stock, (2) up to 6,158 shares of Common Stock of the Company issued or issuable upon conversion of the Series C Preferred Stock issued or issuable upon exercise of that certain warrant issued to Phoenix Leasing Incorporated, (3) up to 6,157 shares of Common Stock of the Company issued or issuable upon conversion of the Series C Preferred Stock issued or issuable upon exercise of that certain warrant issued to Robert Kingsbook and (4) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange


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for or in replacement of, such Preferred Stock or Common Stock, excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 1 are not assigned, or (ii) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction; and

                        (h) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

               1.2 Request for Registration.

                        (a) If the Company shall receive at any time after the earlier of (i) August 15, 2002 or (ii) six (6) months after the effective date of a Qualified Public Offering (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding (including securities convertible into Registrable Securities) that the Company file a registration statement under the Act covering the registration of at least fifty percent (50%) of Registrable Securities, or any lesser number of shares if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 1.2(b), effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such written notice by the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 1.2(a):

                                (i) During the period starting with the date
thirty (30) days prior to the Company's estimated date of filing of, and ending on the date one hundred twenty (120) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                (ii) After the Company has effected two such
registrations pursuant to this Section 1.2(a), and such registrations have been declared or ordered effective; or

                                (iii) If the Company shall furnish to such
Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.2(a) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of



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written request from the Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                        (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder at the time of filing of such Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

               If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.
 .

               1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, give each Holder written notice of such registration thirty (30) days prior to such registration. Upon the written request of each Holder given within twenty (20) days after mailing of written notice by the Company, the Company shall, subject to



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the provisions of Section 1.8, cause to be registered under the Act all of the
Registrable Securities that each such Holder has requested to be registered.

               1.4 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

                        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                        (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                        (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the holders greater than the obligations set forth in Section 1.9.

                        (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                        (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the



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date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) if such offering is being underwritten, a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

               1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with the registration, filing or qualification pursuant to Section 1.2, including all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, of which the Company had or should have had knowledge at the time of the request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

               1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

               1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company; provided that such underwriting agreement shall not provide for indemnification or


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contribution obligations on the part of the Holders greater than the obligations set forth in Section 1.9. If the total amount of securities, including Registrable Securities requested by stockholders to be included in such offering, exceeds the amount of securities sold (other than by the Company) that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders), but in no event shall any shares being sold by a stockholder exercising a demand registration right similar to that granted in
Section 1.2 be excluded from such offering. For purposes of apportionment, any selling stockholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence. In no event, shall the amount of securities of the selling Holders included in the registration be reduced below thirty percent (30%) of the total amount of the securities included in such registration unless such registration is the Company's initial public offering and such registration does not include the shares of any other selling stockholders, in which event any or all of the Registrable Securities may be excluded if the underwriter makes the determination described above. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

        If any Holder or holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities and/or securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

               1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements


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thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                        (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.9(b) exceed the gross proceeds from the offering received by such Holder, unless such liability resulted from the willful misconduct of such Holder.

                        (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a


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reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9(c), but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                        (d) If the indemnification provided for in this Section
1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge and access to information.

                        (e) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

               1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                        (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                        (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                        (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the


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first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3
(at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

               1.11 Form S-3 Registration.

                        (a) In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                                (i) promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders; and

                                (ii) as soon as practicable, effect such
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this
Section 1.11: (1) if Form S-3 is not available for such offering by the Holders;
(2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.11; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has already effected one registration on Form S-3 within the past twelve (12) months for the Holders pursuant to this Section 1.11; (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; (6) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety
(90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering solely to employees); or (7) during the period starting with the date ninety (90) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                        (b) If the Initiating Holders requesting such registration hereunder intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.11 and the Company shall include such information in the written notice referred to in Section 1.11(a)(i). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.11, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

        If any Holder or holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities and/or securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                        (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.11, including all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.11 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2 or 1.3, respectively.

               1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee who acquires at least the lesser of all of the shares owned by such Holder or 500,000 shares of Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Notwithstanding the above, such rights may be assigned by a Holder to an Affiliate (as defined below) of such Holder (the "Transferee"), regardless of the number of shares acquired by such Transferee. For purposes of this Agreement, "Affiliate" includes, with respect to a party which is a partnership or limited liability company, its partners, members or an affiliated entity managed by the same manager or managing partner or management company, or managed or owned by an entity controlling, controlled by, or under common control with, such manager or managing partner or management company.

               1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least two-thirds (66-2/3%) of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.3 hereof, unless (i) under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (ii) the Board of Directors approves the grant of registration right to such holder or prospective holder.

               1.14 "Market Stand-Off" Agreement. Each holder of securities which are or at one time were Registrable Securities (or which are or were convertible into Registrable Securities) hereby agrees that, during a period not to exceed one hundred eighty (180) days, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to a donee who agrees to be similarly bound), make a short sale, loan, or grant any option for the purchase of any Common Stock or other securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                        (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                        (b) all officers and directors of the Company enter into similar agreements.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period and, furthermore, each holder of securities agrees to execute all documents effectuating the above as may be requested by the underwriter at the time of the initial public offering.

               1.15 Termination of Registration Rights. No stockholder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the Company's first Qualified Public Offering.

        2. Preemptive Rights.

               2.1 Grant of Right. Subject to the terms and conditions specified in this Section 2, the Company hereby grants to each Investor who, together with its Affiliates, holds more than 500,000 shares of Preferred Stock a preemptive right with respect to future sales by the Company of its Future Shares (as hereinafter defined).

               2.2 Future Shares. "Future Shares" shall mean shares of any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase such capital stock, and securities of any type that are, or may become, convertible into such capital stock; provided however, that "Future Shares" do not include (i) the Shares purchased under the Series D Stock Purchase Agreement (ii) the shares of Common Stock issued or issuable upon the conversion of the Preferred Stock, (iii) securities offered pursuant to a registration statement filed under the Act, (iv) securities issued pursuant to the acquisition of another corporation by the Company by merger or, purchase of substantially all of the assets or other reorganization, (v) securities issued in connection with or as consideration for a collaborative partnership arrangement, as approved by a majority of the Board of Directors of the Company, or the acquisition, leasing or licensing of technology or other significant assets to be used in the Company's business, as approved by a majority of the Board of Directors of the Company and (vi) securities issued or issuable to officers, directors, employees or consultants of the Company pursuant to any employee or consultant stock offering, plan or arrangement approved by a majority of the Board of Directors of the Company.

               2.3 Notice. In the event the Company proposes to offer any of its Future Shares, the Company shall first make an offering of such Future Shares to each Investor in accordance with the following provisions:

                        (a) The Company shall deliver a notice by certified mail (the "Notice") to the Investors stating (i) its bona fide intention to offer such Future Shares, (ii) the number of such Future Shares to be offered, (iii) the price, if any, for which it proposes to offer such Future Shares, and (iv) a statement as to the number of days from receipt of such Notice within which the Investor must respond to such Notice.

                        (b) Within twenty (20) calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Future Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by such Investor bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon conversion of convertible securities issued and outstanding. If an Investor elects not to purchase such shares up to its pro rata allocation, any affiliate of such Investor which is also an Investor may increase its allocation to add the pro rata shares not purchased by its affiliate. The Company shall promptly, in writing, inform each Investor which purchases all of the Future Shares available to it (the "Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Future Shares offered to the Investors which was not subscribed for, which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon conversion of convertible securities issued and outstanding then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

               2.4 Sale after Notice. If all such Future Shares referred to in the Notice are not elected to be obtained as provided in Section 2.3 hereof, the Company may, during the 90-day period following the expiration of the period provided in Section 2.3 hereof, offer the remaining unsubscribed Future Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Future Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Future Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

               2.5 Assignment. The right of first offer granted under this
Section 2 is assignable by the Investors to any transferee who acquires at least the lesser of all of the shares owned by such Investor or a minimum of 500,000 shares of Common Stock (including any shares of Common Stock into which shares of Preferred Stock are convertible).

               2.6 Termination of Rights. No stockholder shall be entitled to exercise any right provided for in this Section 2 (i) upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, whichever event shall first occur.

        3. Voting Provisions. The undersigned hereby agree that in all elections of directors of the Company the Investors will vote their shares such that one nominee designated by Alta Venture Partners, one nominee designated by the Sprout Group, one nominee designated by ARCH Venture Fund III, L.P., and one nominee designated by TGI Fund II will be elected to the Company's Board of Directors. This Section 3 shall automatically terminate upon the earlier to occur of: (i) a Qualified Public Offering or (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended.

        4. Prior Rights Agreements. Effective upon the execution of this Agreement by the Company and at least the holders of two-thirds (66 2/3%) of the Registrable Securities under the Prior Rights Agreement, the Prior Rights Agreement is null and void and superseded in its entirety by this Agreement.

        5. Waiver of Preemptive Rights. To the extent that an Investor under the Prior Rights Agreement is not purchasing its pro rata share of Series D Preferred Stock pursuant to the Series D Agreement, all rights under the Preemptive Rights set forth in Section 2 of the Prior Rights Agreement to purchase such securities and to receive notice is hereby waived. This waiver is effective upon the execution of this Agreement by the holders of a majority of the Registrable Securities under the Prior Rights Agreement.

        6. Transferability.

               6.1 Restrictions on Transferability. The Shares and the Registrable Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 6, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares or the Registrable Securities held by the Investors to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 6.

               6.2 Restrictive Legend. Each certificate representing (i) the Shares, (ii) the Registrable Securities and (iii) any other securities issued in respect of the Shares or the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 6.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

               "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THESE SECURITIES ARE SUBJECT TO A CERTAIN VOTING PROVISION ENTERED INTO BY AND AMONG THE INVESTORS."

               The Investors and Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Registrable Securities in order to implement the restrictions on transfer established in this Section 6.

               6.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 6.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by the Investors to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (iii) a transfer to an affiliated fund, partnership or company, which is not a competitor of the Company, or a transfer to an Affiliate of the holder, subject to compliance with applicable securities laws, or (iv) transfers in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (a) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (b) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 6.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and in the reasonable opinion of the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

               6.4 Removal of Restrictions on Transfer of Securities. Any legend referred to in Section 6.2 hereof stamped on a certificate evidencing (i) the Shares, (ii) the Registrable Securities or (iii) any other securities issued in respect of the Shares or the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event and the stock transfer instructions and record notations with respect to such security shall be removed and the Company shall issue a certificate without such legend to the holder of such security if such security is registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such security can be sold pursuant to Section (k) of Rule 144 under the Securities Act.

        7. Covenants of the Company.

               7.1 Delivery of Financial Statements. The Company shall deliver to each Investor who holds, together with its Affiliates, an aggregate of 500,000 shares of Series C Preferred Stock or

Series D Preferred Stock (or Conversion Shares) (a "Major Investor") and upon such Major Investors timely request for each such report:

                        (a) as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, statements of operations and cash flow for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                        (b) as soon as practicable, but in any event prior to the end of each fiscal year of the Company, an annual budget and plan of operations for the upcoming fiscal year approved by the Board of Directors;

                        (c) within twenty (20) days of the end of each month, and until a public offering of Common Stock of the Company, an unaudited statement of operations and balance sheet for and as of the end of such month, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;

                        (d) with respect to the financial statements called for in subsection (c) of this Section 7.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustments and the absence of footnotes;

                        (e) all accounting letters or reports from independent auditors and such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Major Investor or any assignee of the Major Investor may from time to time request, provided, however, that the Company shall not be obligated to provide information which the Board of Directors deems in good faith to be proprietary; and

               7.2 Confidential Information. Each Major Investor agrees that it will keep confidential and will not disclose any confidential, proprietary or secret information which such Major Investor may obtain from the Company, and which the Company has prominently marked "confidential", "proprietary" or "secret" or has otherwise identified as being such, orally or in writing, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, unless such information is or becomes known to the Major Investor from a source other than the Company without violation of any rights of the Company, or is or becomes publicly known, or unless the Company gives its written consent to the Major Investor's release of such information, except that no such written consent shall be required (and the Major Investor shall be free to release such information to such recipient) if such information is to be provided to a Major Investor's counsel, in response to a subpoena or regulatory inquiry, or to an officer, director or partner of a Major Investor, provided that the Major

Investor shall inform the recipient of the confidential nature of such information, and such recipient must agree in advance of disclosure to treat the information as confidential.

               7.3 Inspection. The Company shall permit each Major Investor, at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 7.3 to provide access to any information which the Board of Directors reasonably considers to be a trade secret or similar confidential information.

               7.4 Board Visitation Rights. Each Major Investor or its designated representative, unless already represented on the Company's Board of Directors (the "Observer"), shall have the right to attend the Company's Board of Directors meetings and to receive, at the same time such information as is provided to its directors and notice and copies of all information furnished to directors in connection with all meetings of the Board of Directors; provided, however, that the Company shall not be obligated pursuant to this Section 7.4 to provide access to any information which the Company's Board of Directors reasonably considers to be a trade secret or similar confidential information unless the Observer executes a form of nondisclosure agreement acceptable to the Company, which acceptance shall not be unreasonably withheld. The rights of the Major Investor under this Section 7.4 shall not be transferable.

               7.5 Termination of Covenants. The covenants set forth in Sections 7.1, and 7.2 shall terminate as to Investors and be of no further force or effect upon the earlier to occur of: (i) a Qualified Public Offering or (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended.

        8. Miscellaneous Provisions.

               8.1 Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the shares of Registrable Securities except that any such amendment of Sections 1.13, 3 or 8.1 shall require the written consent of the Company and the holders of at least two-thirds (66 2/3%) of the shares of Registrable Securities. Any amendment or waiver effected in accordance with this
Section 8.1 shall be binding upon each person or entity which are granted certain rights under this Agreement and the Company. Notwithstanding the foregoing, the Company may, without obtaining any further consent of the holders of Registrable Securities, amend this Agreement to the extent necessary to grant rights and obligations on a pari passu basis with the rights and obligations of the Series D Investors hereunder to investors in any subsequent round of financing prior to the Subsequent Closing Date (as such term is defined in the Series D Stock Purchase Agreement), and such investors shall become parties to this Agreement by executing a counterpart hereof.

               8.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, refusal of delivery, delivery by nationally recognized courier or five business days after deposit with the United States Post Office (by first class mail, postage prepaid), addressed: (a) if to the Company, at 1124 Columbia Street, Suite 130, Seattle, WA 98104 (or at such other address as the Company shall have furnished to the Investors in writing) attention of President and (b) if to an Investor, at the latest address of such person shown on the Company's records.

               8.3 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

               8.4 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Washington as applied to agreements among Washington residents, made and to be performed entirely within the State of Washington.

               8.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

               8.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               8.7 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

               8.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the specific subject matter hereof.

               8.9 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

               8.10 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

COMPANY:                                        INVESTORS:

XCYTE THERAPIES, INC.                           --------------------------------
                                                (Investor)

                                                By:
                                                    ----------------------------
By:                                             Name:
     ----------------------------                     --------------------------
                                                               (print)
Title:                                          Title:
      ---------------------------                      -------------------------


FOUNDERS:

---------------------------------
Ronald J. Berenson


---------------------------------
Jeffrey Bluestone


---------------------------------
Carl June


---------------------------------
Jeffrey Ledbetter


---------------------------------
Craig Thompson



                    [SIGNATURE PAGE FOR XCYTE THERAPIES, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS

INVESTOR NAME AND ADDRESS                    SERIES A      SERIES B      SERIES C      SERIES D
Alta California Partners, L.P.               1,840,086      787,294       949,635       571,491
One Embarcadero Center
Suite 4050
San Francisco, CA  94111
Attn: Elaine Walker and Jean Deleage
Tel:  (415) 362-4022
Fax:  (415) 362-6178

Alta Embarcadero Partners, LLC                 54,651        17,987        21,696        13,056
One Embarcadero Center
Suite 4050
San Francisco, CA  94111
Attn: Elaine Walker and Jean Deleage
Tel:  (415) 362-4022
Fax:  (415) 362-6178

ARCH Venture Fund II, L.P.                    631,579       363,636          0             0
8735 West Higgins Road
Suite 235
Chicago, IL  60631
Attn:  Melanie Davis
Tel: (773) 380-6600
Fax: (773) 380-6606
1000 Second Avenue, Suite 3700
Seattle, WA  98104-1053
Attn:  Bob Nelsen

Ron Berenson, M.D.                             57,895          0             0             0
PO Box 1598
Mercer Island, WA  98040
Tel:  (206) 232-1433
Fax:  (206) 236-1876

INVESTOR NAME AND ADDRESS                    SERIES A      SERIES B      SERIES C      SERIES D
                                               26,316          0             0             0
GC&H Investments
1 Maritime Plaza, 20th Fl.
San Francisco, CA 94111
Attn:  John L. Cordoza
Tel: (415) 693-2600

CV Sofinnova Venture Partners III
140 Geary Street, 10th Floor                  947,368       338,289        59,880          0
San Francisco, CA 94108
Attn.: Michael F. Powell
Tel:  (415) 228-3387
Fax:  (415) 228-3390

DLJ Capital Corp.                              52,632        10,909        22,859        6,475
3000 Sand Hill Road
Bldg. 3, Ste. 170
Menlo Park, CA  94025
Tel:  (650) 234-2700
Fax:  (650) 234-2779
Attn:  Bob Curry

DLJ First ESC L.P.                            263,158        54,545       114,294        32,374
3000 Sand Hill Road
Bldg. 3, Ste. 170
Menlo Park, CA  94025
Tel:  (650) 234-2700
Fax:  (650) 234-2779
Attn:  Bob Curry

Sprout Capital VII, L.P.                     2,289,197      474,488       994,235       281,622
3000 Sand Hill Road
Bldg. 3, Ste. 170
Menlo Park, CA  94025
Tel:  (650) 234-2700
Fax:  (650) 234-2779
Attn:  Bob Curry

The Sprout CEO Fund, L.P.                      26,592        5,512         11,549        3,270
3000 Sand Hill Road
Bldg. 3, Ste. 170
Menlo Park, CA  94025
Tel:  (650) 234-2700
Fax:  (650) 234-2779
Attn:  Bob Curry

INVESTOR NAME AND ADDRESS                    SERIES A      SERIES B      SERIES C      SERIES D
WS Investment Company                          26,316          0             0             0
650 Page Mill Road
Palo Alto, CA  94304
Tel:  (650) 443-9300
Fax:  (650) 845-5000
Attn:  J. Casey McGlynn

Paul Etsekson                                  26,316          0             0             0
Fleet Pride
P.O. Box 80986
Seattle, WA 98108
Tel: (206) 654-8089
Fax:  (206) 343-1499

Gary P. Farber IRA Rollover                    26,316          0             0             0
Summit Partners
16102 S.E. Cougar Mountain Way
Bellevue, WA 98006
Tel: (206) 447-9020

Mrs. Thomas Georges, Jr.                       26,316          0             0             0
1814 S.W. Jackson Street
Portland, OR 97201
Tel: (503) 227-3898

Thomas Georges, Jr.                            10,526          0             0             0
1814 S.W. Jackson Street
Portland, OR 97201
Tel: (503) 227-3898

Michael S. Rabson                              2,632           0             0             0
c/o  Maxygen, Inc.
515 Galveston Drive
Redwood City, CA 94063

SMS                                              0           22,727          0             0
Bader Martin Ross & Smith, P.S.
1000 Second Avenue, 34th Floor
Seattle, WA  98104
Tel: (206) 667-0310
Fax: (206) 682-1874
Attn:  Walter R. Smith, CPA

INVESTOR NAME AND ADDRESS                    SERIES A      SERIES B      SERIES C      SERIES D
Benjamin Stern
528 Laidlaw Blvd
Winnipeg, Canada                               26,316          0             0             0
R3POK9

ARCH Development Corporation                  157,890          0             0             0
Walker 213
1101 East 58th Street
Chicago, IL  60637
Attn:  Terry Willey

ARCH Venture Fund III, L.P.                   157,890      1,681,818     1,119,265      962,230
8735 West Higgins Road
Suite 235
Chicago, IL  60631
Attn:  Melanie Davis
Tel: (773) 380-6600
Fax: (773) 380-6606
1000 Second Avenue, Suite 3700
Seattle, WA  98104-1053
Attn: Bob Nelsen

Jeffrey Ledbetter                             157,890          0             0             0
18798 Ridgefield Road NW
Shoreline, WA  98177

TGI Fund II, LC                                  0             0         1,796,410      286,022
6501 Columbia Center
701-5th Avenue
Seattle, WA  98104
Attn:  Michael Beblo and Dave Maki

Vengott LC                                       0             0          179,641          0
6501 Columbia Center
701-5th Avenue
Seattle, WA  98104
Attn:  Michael Beblo and Dave Maki

Steven M. Johnson                                0             0           32,934          0
6501 Columbia Center
701-5th Avenue
Seattle, WA  98104

INVESTOR NAME AND ADDRESS                    SERIES A      SERIES B      SERIES C      SERIES D
John E. Parkey                                   0             0           29,940          0
6501 Columbia Center
701-5th Avenue
Seattle, WA  98104

Charles A. Blanchard                             0             0           14,970          0
6501 Columbia Center
701-5th Avenue
Seattle, WA  98104

Anthony P. Russo, Trustee                        0             0           14,970          0
Anthony P. Russo Separate Property Trust
U/A 9/11/90
6501 Columbia Center
701-5th Avenue
Seattle, WA  98104

David J. Maki                                    0             0           14,970          0
Tredegar Investments
6300 Columbia Center
701 Fifth Avenue
Seattle, WA  98104-7092

R. Ray Cummings                                  0             0           11,976          0
Cummings Consulting
8695 NE Grizdale Lane
Bainbridge Island, WA  98110

Falcon Technology Partners, L.P.                 0             0          598,802        95,341
600 Dorset Road
Devon, PA  19333
Attn:  Jim Rathman

Vulcan Ventures Inc.                             0             0          598,802       719,424
110 110th Avenue NE, Suite 550
Bellevue, WA  98004
Attn:  Ruth B. Kunath

Fluke Capital Management, L.P.                   0             0          598,802        89,928
11400 SE  6th Street, Suite 230
Bellevue, WA  98004
Attn:  Dennis P. Weston & Kevin C.
Gabelein

INVESTOR NAME AND ADDRESS                    SERIES A      SERIES B      SERIES C      SERIES D
Tom Alberg                                       0             0             0          719,424
Madrona Investment Group
1000 Second Avenue
Seattle, WA  98104

MGN Opportunity Group LLC                        0             0             0          359,712
Matthew G. Norton Company
The Norton Building
801 Second Avenue, Suite 1300
Seattle, WA  98104
Attn:  Stephen Humphreys

Arnold L. Holm, Jr.                              0             0             0           36,000
Holm Construction Services
310 Third Avenue NE, Suite 103
Issaquah, WA  98027

Henry James                                      0             0             0           89,928
22420 North Dogwood Lane
Woodway, WA  98020

Scott Oki                                        0             0             0          359,712
Oki Enterprises, LLC
10838 Main Street
Bellevue, WA  98004

VLG Investments LLC                              0             0             0           12,619
2800 Sand Hill Road
Menlo Park, CA  94025
Attn:  Elias J. Blawie

VLG Associates 2000                              0             0             0           1,770
2800 Sand Hill Road
Menlo Park, CA  94025
Attn:  Elias J. Blawie

Sonya F. Erickson                                0             0             0           1,799
4750 Carillon Point
Kirkland, WA  98033

Marilyn Parsons                                52,630          0             0             0
306 NW 113th Place
Seattle, WA  98177

INVESTOR NAME AND ADDRESS                    SERIES A      SERIES B      SERIES C      SERIES D
Genetics Institute                               0          145,875          0             0
c/o American Home Products Corp.
S Giralda Farms
Madison, NJ  07940
Attn:  Senior V.P. & General Counsel